Exhibit 10.2

PARTICIPATION AGREEMENT

This Participation Agreement (this "Agreement ") is entered into on February 16, 2007 by and among PRC Williston LLC, a Delaware limited liability company (the "Company"), and Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, (together with its successors and assigns "Holder"). The Company and Holder are sometimes referred to collectively herein as the "Parties" and individually as a "Party".

RECITALS

A.The Company is engaged in the exploration and production, acquisition, enhancement and exploitation of oil and gas reserves (including production related thereto) in the State of North Dakota.

B.The Members of the Company hold a single class of membership interests (the "interests").

C.As a material inducement for Holder to extend credit to the Company under the Credit Agreement (defined below), the Company has agreed to execute this Agreement with Holder.

AGREEMENT

Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

Section l .    Definitions.

"Affiliate" means any person or entity, directly or indirectly, through one or more intermediaries, that controls, is controlled by, or is under common control with any other person or entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or entity.

"Agreement" has the meaning set forth in the preface above.

"Applicable Equity Percentage" shall be six and one quarter percent (6-l/4%) as such amount may be adjusted pursuant to Section 2(c).

"Change of Control” shall mean an arms-length transaction resulting in any (a) sale of equity interests in the Company by any of its equity holders or their Affiliates, or (b) merger, consolidation or reorganization of the Company, if, in the case of both clause (a) and (b), equity holders and their Affiliates immediately prior to such transaction cease to beneficially own, in the aggregate, at least 50% of the equity interests in the Company after such transaction.

"Change of Control Consideration" shall mean the consideration to be received by holders in respect of interests in connection with a Change of Control.

"Change of Control Participation Amount" shall mean the product of (a) the Applicable Equity Percentage multiplied by (b) the Fair Market Value of the Company immediately prior to the Change or Control.

"Company" has the meaning set forth in the preface above.

"Credit Agreement" shall mean that Credit Agreement dated as of February 16, 2007 among PRC Williston LLC, as Borrower, D.B. Zwim Special Opportunities Fund, L.P., as Administrative Agent and the Lenders party thereto from time to time as amended or modified and in effect from time to time.

"Equity Distribution" shall mean any distribution of cash or other property from the Company to any Member on account of their membership interest or the ownership interest in the Company; provided that an Equity Distribution shall not include any Tax Distribution.

"Equity Distribution Amount" shall mean the amount of cash plus the Fair Market Value of any other property distributed in an Equity Distribution.

"Equity Participation Amount" shall mean an amount equal to the Applicable Equity Percentage then in n effect multiplied by the Equity Distribution Amount.

"Fair Market Value" shall mean, except as provided in the following sentence, the value that an unaffiliated third party would reasonably be expected to pay to purchase the item valued. The "Fair Market Value" of the Company shall mean the amount an arms-length third party would pay to receive all of the outstanding equity interests of the Company free and clear of any liens or encumbrances. The Fair Market Value of any item or the Company, as the case may be, shall be as determined in good faith by the Board of Directors of Parent and notified to Holder in writing, or, if Holder shall disagree with such determination, it t may so notify the Company and a reputable investment bank or appraiser (the "‘Independent Appraiser") mutually satisfactory to the Company and Holder shall be appointed to make such determination in accordance with the provisions of this Agreement. If the Company and Holder shall be unable to agree upon an Independent Appraiser, then Merrill Lynch or its successor shall serve as the Independent Appraiser. The Independent Appraiser shall make its determinations assuming, to the extent relevant , (i) the consummation of the relevant transaction and (ii) such other valuation parameters as deemed appropriate and (iii) without giving effect to this Agreement or any other par1icipation agreement that may be in effect at such time. Subject to the foregoing, any valuation or determination by the Independent Appraiser shall use standard valuation and calculation techniques including discounted cash flow analysis, multiples of comparable companies, prices paid in similar transactions, reserve report analysis or acquisitions of securities of comparable companies, as well as other factors deemed relevant. All expenses of the Independent Appraiser shall be paid by Company, unless the determination made by the Independent Appraiser differs from that of the Board of Directors of Parent by less than 10% of the quantity or amount determined by the Board of Directors of Parent , in which case such expenses shall be paid by the Holder. The decision of said Independent Appraiser shall be delivered in writing to the Company, not more than 60 days after selection of the Independent Appraiser and shall be final and binding.

"Holder" has the meaning set forth in the preface above. "Interests" has the meaning set forth in the preface above. "Member" shall mean any member of the Company.

"Parent" shall mean Petro Resources Corporation, a Delaware corporation.

"Participation Amount" shall mean the Change of Control Participation Amount or the Equity Participation Amount, as the case may be.

"Party" has the meaning set forth in the preface above.

"Person" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau or other entity or authority.

"Tax Distribution" means any distribution made for Taxes of the Members in connection with the income of the Company and approved by the Holder, such approval not to be unreasonably withheld.

Section 2.    Calculation and Payment of Participation Amounts.

(a)Timing of Payments.

(i)Prior to or contemporaneously with making any Equity Distribution, the Company shall pay to Holder the Equity Participation Amount.

(ii)Prior to or contemporaneously with the consummation of any Change of Control, the Company shall pay to Holder the Change of Control Participation Amount.

(b)Form of Payment of Participation Amount. The applicable Participation Amount shall be paid in (a) cash, or (b) if and to the extent the Equity Distribution or Change of Control Consideration is payable in the form of securities of another entity, then in such securities, but only to the extent and in the same proportion that holders of Interests also are required to accept such securities.

(c)Adjustment to the Applicable Equity Percentage. If prior to the date that is 180 days after the Effective Date (as defined in the Credit Agreement) Parent has made equity contributions to the Company, and such Equity Contributions are used to prepay principal under the Credit Agreement, the Applicable Equity Percentage shall be reduced by the Percentage set fo11h in the table below with respect to the corresponding amount of equity that has been contributed to the Company, and is used to prepay principal under the Credit Agreement:

In no event shall the Pa1ticipation Amount be reduced by more than 2.5% for any reason. This Section 2(c) shall be of no further effect 180 days after the Effective Date (as defined in the Credit Agreement) and no further reductions to the Participation Amount shall be made.

Section 3. Information Rights. At any time after repayment , refinance or other termination of the obligations of the Company under the Credit Agreement, the Company shall provide Holder with the following information, which Holder shall keep confidential in accordance with its’ customary practices and procedures:

(a)In connection with any proposed or completed Equity Distribution or Change of Control , reasonable access, during normal business hours, to the hooks and records of the Company and to the officers of the Company to discuss the Company' s business and affairs;

(b)As soon as available, and in any event within 45 days after the end of each quarterly period (the "Fiscal Quarter") of each fiscal year (the "Fiscal Year") of the Company, an unaudited consolidated statements of income, members' equity, changes in financial position and cash flow for the Company and its subsidiaries and the Parent and its Subsidiaries for such Fiscal Quarter and an unaudited balance sheet of the Company and its Subsidiaries and the Parent and its Subsidiaries dated as of the end of such Fiscal Quarter, in each case prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments) accompanied by the certificate of a responsible officer of the Company and the Parent, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries or the Parent , as applicable, in accordance with generally accepted accounting principles, for such period (subject to normal year-end audit adjustments);

(c)As soon as available, and in any event, within 90 days after the end of each Fiscal Year (i) the audited consolidated statements of income, members' equity, changes in financial position and cash flow of the Company and its subsidiaries and the Parent and i ts Subsidiaries for such Fiscal Year, and the related consolidated balance sheets of the Company and its subsidiaries and the Parent and its Subsidiaries as at the end of such Fiscal Year, and accompanied by the related opinion of Malone & Bailey or other independent public accountants of recognized national standing acceptable to Holder, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations or the Company and its subsidiaries and the Parent and its subsidiaries, as the case may be, as at the end of, and for, such Fiscal Year and that such financial statements have been prepared in accordance with generally accepted accounting principles except for such changes in such principles with which the independent public accountants shall have concurred; and (ii) an audited statement showing any amount distributed to the Members or their Affiliates in respect of such Fiscal Year;

(d)Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company or any of subsidiaries to stockholders, members or holders of interests therein generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters, comments to filings or other immaterial correspondence) in respect thereof filed by the Company or any of its subsidiaries with or received by the Company or any of its subsidiaries in connection therewith from any securities exchange or the Securities Exchange Commission.

(e)At least thirty (30) days prior to any Tax Distribution , the Company shall deliver to Holder a calculation in reasonable detail prepared by Malone & Bailey or other independent public accountants of recognized national standing acceptable to Holder of the amount of such Tax Distributions.

(f)Promptly following receipt or preparation thereof, copies of any reserve repo1ts or estimates with respect to the Company's and its subsidiaries oil and gas properties.

In addition to the foregoing, not fewer than 15 days prior to a Change of Control, written notice of the terms of such transaction in reasonable detail , which will result in such Change of Control, including the amount and type of anticipated Change of Control Consideration.

Section 4. Termination. This Agreement shall tem1inate upon the earlier of (a) the complete liquidation, dissolution and winding up of the Company, or (b) closing and funding of a Change of Control, so long as in each of (a) and (b) any Participation Amount due as a result of such transaction shall have been paid in full.

Section 5. Restrictions. The Company shall not incur any indebtedness for borrowed money to Members or Affiliates of Members or enter into any other agreements with Members of Affiliates of Members, without the consent of Holder, unless the terms of such indebtedness or other agreements are on an arms-length basis, in the ordinary course of business of the Company and on fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable transaction with a Person not an Affiliate of the Company.

Section 6. Board Observation Rights. The Holder shall be entitled to have one or more observers (the "Agent Observers") attend any regular meeting of the Members of the Borrower. The Agent Observers shall not be entitled to vote on matters presented to or discussed by the Members of the Borrower at any such meeting. The Agent Observers shall be timely notified or the time and place of any such meeting and will be given w1itten notice of all proposed actions to be taken by the Members of the Borrower at any such meeting as if the Agent Observers were members of the Members of the Borrower. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at any such meeting (or the proposed actions to be taken by written consent without a meeting). The Agent Observers shall have the right to receive all information provided to the members of the Members of the 801Tower in anticipation of or at any such meeting, in addition to copies or the records of the proceedings or minutes of any such meeting, when provided to the members of the Members of the Borrower. The Borrower shall reimburse the Agent Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with their participation in any such meeting. The Agent Observers shall also have the right to receive all information provided to each member of the Board of Directors of each Subsidiary (if any) of the Borrower (the "Other Boards"), in anticipation of or at all meetings thereof (whether regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meetings, when provided to the members of such Other Boards. The Borrower will also furnish or will cause to be furnished to Administrative Agent and its counsel a copy of each written consent without a meeting adopted by the Members of the Borrower or any of the Other Boards not later than five (5) days after it has been signed by the last signatory thereto. The Members of the Borrower shall hold a regularly scheduled meeting at least quarterly. The Borrower shall cause an amendment to its organizational documents to effect this schedule if necessary. In addition , the Company shall schedule, and the Holder shall be entitled to have one or more observers (the "Operator Observers") attend, a formal planning meeting each fiscal quarter between the Company and the Eagle Operating, Inc., as provided for in the Acquisition Documents (as defined in the Credit Agreement). The Operator Observers shall be timely notified of the time and place of any such meeting and will be given written notice of all proposed agenda items. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at any such meeting. The Operator Observers shall have the right to receive all information provided to the Company in anticipation of or at any such meeting including, reserve reports, seismic information, authorizations for expenditure, well logs, unit plans and design documents. The Company shall reimburse the Operator Observers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with their participation in any such meeting.

Section 7.    Tax Treatment of Payments.

(a)Solely for tax purposes, the Holder's rights to receive the Equity Participation Amount and the Charge of Control Participation Amount pursuant to this Agreement shall be treated as a membership interest in the Company.

(b)It in any year, the Holder receives payment s with respect to the Equity Participation Amount or the Change of Control Participation Amount, such Holder shall be allocated an amount of gross income equal to the amount of such payments, provided , however, that in the event the Company does not have adequate gross income to allocate such amounts to such Holder in such year, then, in subsequent years, before any income is allocated to any Members of the Company, an amount of gross income shall be allocated to the Holder until such Holder has received allocations of gross income in a cumulative amount equal to the amount of such payments. No such allocations of income to Holder shall cause Holder to have a capital account, nor give Holder any rights to Membership property other than as provided elsewhere herein, or in the Credit Agreement or other Loan Documents1 as such are defined in the Cred it Agreement. Such allocation to Holder shall not give the Holder any capital account or rights except as expressly provided herein to any other amounts from the Partnership.

(c)For purposes of Section 704(a) of the Internal Revenue Code of 1986, as amended, the allocation provisions set forth in paragraph (h) of this Section 7 shall be treated as part of the LLC Agreement of the Company.

Section 8.    Miscellaneous.

(a)No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)Entire Agreement. This Agreement constitutes the entire agreement among the Patties with regard to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)No Partnership, Agency, F.tc. The relationship created hereby between the Company and Holder hereunder is contractual. Except as provided in Section 7(a), nothing herein shall be deemed to create a partnership, agency, independent contractor or other relationship between the parties for any purpose. Nothing herein shall entitle Holder to rights as a Partner of the Company.

(d)Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Holder.

(e) Counte1parts. This Agreement may be executed in one or more counte111arts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Governing law. This Agreement shall be construed in accordance with and this Agreement and any disputes or controversies related hereto shall be governed by the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would mandatorily apply the laws of any other jurisdiction.

(g)Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Patty of any default or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)Specific Performance. Each of the Parties acknowledges and agrees that, to the extent permitted by law, the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in any material respect in accordance with their specific te1ms or otherwise arc breached. Accordingly, each of the Parties agrees that, to the extent permitted by applicable Jaw, the other Parties shall be entitled to an injunction or injunctions (including temporary restraining orders and preliminary injunctions) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any eou11of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(j)Savings Clause. No action by Holder under this Agreement, and no express or implied term of this Agreement, shall be deemed to constitute an amendment, waiver of any of Holder's rights or benefits under the Credit Agreement, or any other Loan Documents (as defined in the Credit Agreement), or consent by Holder under the Credit Agreement or any of the other Loan Documents to any action that would otherwise be restricted under the Credit Agreement or any of the other Loan Documents. Any such waiver or consent shall occur only pursuant to the express terms of the Credit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PRC WILLISTON LLC

SIGNATURE PAGE TO PARTICIPATION AGREEMENT (DRAWBRIDGE)

DRAWBRIDGE SPECIAL OPPORTUNITIES
FUND LP

By: